SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2012 (February 6, 2012)

AMBAC FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004

(Address of principal executive offices) (Zip Code)

(212) 668-0340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2012, the Compensation Committee of the Board of Directors of Ambac Financial Group, Inc. (the “Company”) approved the payment of a cash bonus to Diana N. Adams, the Company’s President and Chief Executive Officer, of $550,000, and to David Trick, the Company’s Chief Financial Officer, of $180,000, in each case for their performance in 2011. As previously reported, Mr. Trick received quarterly retention payments in 2011 totaling $220,000. In addition, the Compensation Committee approved an increase in Ms. Adams’ base salary for 2012 to $750,000. Ambac Assurance Corporation (“Ambac Assurance”) will pay its allocable portion of such amounts in accordance with Ambac’s procedures for allocating expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc. (Registrant)

Dated: February 10, 2012	By:	/s/ Stephen M. Ksenak
Stephen M. Ksenak General Counsel